UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SLM Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

300 Continental Drive

Newark, Delaware 19713

May 5, 2017

Dear Fellow Stockholders:

Please join us for the SLM Corporation (“Sallie Mae”) 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 22, 2017, at 11:00 a.m. Eastern Daylight Time in our corporate headquarters located at 300 Continental Drive, Newark, Delaware 19713.

In 2016, we continued to execute on our mission as we helped 348,000 families make college happen, increased originations of our high-quality student loans, and improved our operating efficiency ratio as we saw a healthy return on customer experience investments. During the past three years, we have made a meaningful shift toward becoming a consumer bank. I am gratified by the ongoing results of that effort: disciplined compliance management has cultivated strong working relationships with our regulators, and high credit quality in originations has translated into customer success in repayment. I applaud our 1,347 employees and their commitment to providing our customers with the best possible experience from application through repayment. Through their exemplary efforts, we have put past regulatory orders behind us and made our customers the center of our efforts. These positive indicators illustrate how Sallie Mae is positioned for continued growth in 2017.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support of Sallie Mae.

Sincerely,

/s/ Raymond J. Quinlan
Raymond J. Quinlan
Chairman of the Board of Directors and Chief Executive Officer

300 Continental Drive

Newark, Delaware 19713

May 5, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

SLM Corporation (“Sallie Mae” or the “Company”) will hold its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) as follows:

Date and Time:	Thursday, June 22, 2017, 11:00 a.m., Eastern Daylight Time

Place:	Sallie Mae’s Corporate Headquarters 300 Continental Drive Newark, Delaware 19713

Items of Business:	(1) Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

(2) Approve, on an advisory basis, Sallie Mae’s executive compensation;

(3) Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2017;

(4) Approve an amendment to the SLM Corporation 2012 Omnibus Incentive Plan and the material terms of the performance goals under the Plan for purposes of Section 162(m) of the Internal Revenue Code;

(5) Approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

(6) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 25, 2017, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 25, 2017, 431,334,404 shares of Common Stock were outstanding and eligible to be voted.

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience. You may vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of April 25, 2017, or a valid proxy showing that you are representing a stockholder.

/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Corporate Secretary

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 5, 2017. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) are available at http://www.salliemae.com/Investors/AnnualReports and http://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2016 Form 10-K without charge to any stockholder upon written request.

OVERVIEW OF PROPOSALS

This proxy statement contains five proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Proposal 4 seeks the approval of an amendment to the SLM Corporation 2012 Omnibus Incentive Plan and the material terms of the performance goals under the Plan for purposes of Section 162(m) of the Internal Revenue Code. Proposal 5 seeks approval, on an advisory basis, of the frequency of future advisory votes on executive compensation. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

PROPOSAL 1—ELECTION OF DIRECTORS

The Sallie Mae Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Frank C. Puleo
Carter Warren Franke	Raymond J. Quinlan
Earl A. Goode	Vivian C. Schneck-Last
Marianne M. Keler	William N. Shiebler
Jim Matheson	Robert S. Strong
Jed H. Pitcher	Kirsten O. Wolberg

The Sallie Mae Board of Directors also nominated Ronald F. Hunt for election to the Board of Directors. As previously reported on March 28, 2017, Mr. Hunt subsequently declined to stand for re-election at the upcoming Annual Meeting. Under our Certificate of Incorporation, the size of our Board of Directors may not be less than 11 nor more than 16 members. Under the By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12, effective as of the Annual Meeting.

Biographical information, qualifications, and experience with respect to each nominee appears below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation, and business experience during the past five years. Information concerning each director is based in part on information received from the respective directors and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. The Nominations, Governance and Compensation Committee (the “NGC Committee”) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Sallie Mae Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Paul G. Child	Former Office Managing Partner, Salt Lake City, Deloitte LLP
68 Director since April 30, 2014

Professional Highlights:

•   Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2009 to present

•   Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•   Director, Mountainwest Capital Network—2002 to 2008

•   Director, United Way of Greater Salt Lake—2001 to 2008

Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services and capital markets.

Carter Warren Franke	Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.
60 Director since April 30, 2014

Professional Highlights:

•   Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•   Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2014 to present

•   Director, The Warfield Fund—2007 to present

•   Director, Saint Mary’s School—2014 to present

•   Director, Paul’s Place—2014 to present

Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Earl A. Goode	Chief of Staff to the Governor of Indiana
76 Director since July 31, 2000

Professional Highlights:

•   Chief of Staff to the Governor of Indiana—2006 to 2013; January 2017 to present

•   President, Indianapolis Capital Improvement Board of Managers—2015 to 2016

•   Deputy Chief of Staff to the Governor of Indiana—2006

•   Commissioner, Department of Administration, State of Indiana—2005 to 2006

•   Chairman, Indiana Sports Corporation—2001 to 2006

•   President, GTE Information Services and GTE Directories Company—1994 to 2000, President, GTE Telephone Operations North and East—1990 to 1994, President, GTE Telephone Company of the Southwest—1988 to 1990

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2013 to present

•   Member and Former Chairman, Georgetown College Board of Trustees—2006 to present

•   Director, Mitch Daniels Leadership Foundation—2012 to present

•   Vice Chairman, Indiana Motorsports Commission—2015 to 2017

•   Member, Executive Committee and Host Committee, 2012 Super Bowl—2009 to 2014

Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enables him to contribute to the Board of Directors in the areas of marketing and product development, business operations, and political and government affairs.

Marianne M. Keler	Attorney, Keler & Kershow, PLLC
62 Director since April 30, 2014

Professional Highlights:

•   Attorney, Keler & Kershow, PLLC—2006 to present

•   Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•   Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•   Vice President & Associate General Counsel—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2010 to present

•   Board Chair, Building Hope (charter school lender) —2004 to present

•   Deputy Board Chair, Institute for American Universities—2016 to present

•   Finance Committee Chair, Institute for American Universities—2008 to 2016

•   Board Chair, American University in Bulgaria—2008 to 2014

•   Member, Georgetown University Board of Regents—2009 to 2015

•   Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•   CubeSmart (NYSE: CUBE)—2007 to present

Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student and consumer lending, legal and corporate governance, and higher education.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jim Matheson	Chief Executive Officer, NRECA
57 Director since March 26, 2015

Professional Highlights:

•  Chief Executive Officer, National Rural Electric Cooperative Association —2016 to present

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to present

Mr. Matheson’s extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Jed H. Pitcher	Former President and Chief Operating Officer at the Regence Group
76 Director since April 30, 2014

Professional Highlights:

•  President and Chief Operating Officer of Regence Group, a healthcare insurance provider—2000 to 2004

•  Chairman, President and Chief Executive Officer of Regence Blue Cross Blue Shield of Utah Group—1981 to 2000

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2005 to present

•  Member and Chair, Utah State University Board of Regents—2001 to present

•  Director and Vice Chair, Rural Health Group of Utah—2005 to present

•  Honorary Doctorate, Utah State University—2016

•  Trustee and Chair, Utah State University Board of Trustees—1991 to 1999

•  Director and Chair, Workers Compensation Fund of Utah—1988 to 1997

•  Member and Vice Chair, Salt Lake Area Chamber of Commerce Board of Governors—1992 to 1995

•  Director, Westminster College—1987 to 1991

Mr. Pitcher’s extensive leadership experience in the insurance industry and higher education governance and policy-making enables him to bring valuable insight to the Board of Directors in the areas of finance, business operations, and corporate governance.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Frank C. Puleo	Attorney
71 Director since March 20, 2008

Professional Highlights:

•   Attorney—2006 to present

•   Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2013 to present

•   Director, South Street Securities Holdings Inc.(f/k/a CMET Finance)—2008 to present

•   Director, Syncora Capital Assurance, Inc.—2009 to present

•   Director, CIFC Corporation —2006 to 2014

Directorships of other public companies:

•   Apollo Investment Corporation—2007 to present

Mr. Puleo’s background as a corporate and finance lawyer enables him to bring analytical, legal, and financial insight to the Board of Directors in the areas of financial services, capital markets transactions, and corporate governance.

Raymond J. Quinlan	Chairman and Chief Executive Officer, Sallie Mae
65 Director since January 16, 2014

Professional Highlights:

•  Chairman and Chief Executive Officer, Sallie Mae—April 30, 2014 to present

•  Vice Chairman, Sallie Mae—January, 2014 to April 30, 2014

•  Executive Vice President—Banking, CIT Group—2010 to 2013

•  Executive Chairman, Coastal South Bancshares, Inc.—2010

•  Business Manager at Goldman Sachs—2007 to 2008

•  Chief Executive Officer, Retail Division North America, for Citigroup—2005 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

Directorships of other public companies:

•  Islandsbanki, based in Reykjavik, Iceland—2009 to 2010

•  Doral Financial Company—2008 to 2010

Mr. Quinlan’s extensive background and significant leadership experience in the banking industry allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, business operations, and capital markets.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Vivian C. Schneck-Last	Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company
56 Director since March 26, 2015

Professional Highlights:

•  Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•  Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•  Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•  Advisor/Board of Directors, Coronet (f/k/a Cybercanary)—2015 to present

•  Director, Bikur Cholim of Manhattan—2014 to present

•  Committee Member, Jewish Theological Seminary—2012 to 2013

Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

William N. Shiebler	Private Investor
75 Director since April 30, 2014

Professional Highlights:

•   Private Investor—2007 to present

•   Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•   President and Chief Executive Officer, Putnam Mutual Funds, Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2010 to present

•   Trustee, United States Ski and Snowboard Team—2002 to present

Directorships of other public companies:

•   Calamos Asset Management, Inc.—2012 to present

•   OXiGENE, Inc.—2002 to 2012

•   MasTec Inc.—2001 to 2004

Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management, and business operations.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Robert S. Strong	Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities
68 Director since April 30, 2014

Professional Highlights:

•  Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•  Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•  Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank – 1996 to 2001

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to present

•  Member, Financial Policy Review Board for the State of New Jersey—2013 to 2016

•  Director, CamberLink Inc.—2013 to 2016

Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations.

Kirsten O. Wolberg	Former PayPal, Salesforce.com and Charles Schwab Executive
49 Director since November 29, 2016

Professional Highlights:

•  Vice President, PayPal Separation Executive, PayPal, Inc. — 2014 to 2017

•  Vice President, Technology, PayPal, Inc. — 2012 to 2014

•  Chief Information Officer, Salesforce.com— 2008 to 2011

Other Professional and Leadership Experience:

•  Vice President, Corporate Technology, Charles Schwab & Co. — 2001 to 2008

•  Vice President, Planning and Administration, Schwab Technology —2004 to 2007

Directorships of other public companies:

•  Silicon Graphics International Corp.— 2016

Ms. Wolberg’s extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, and business operations.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s named executive officers requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2017 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE 2012 OMNIBUS INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

At the Annual Meeting, stockholders are being asked to approve an amendment to the SLM Corporation 2012 Omnibus Incentive Plan (the “Incentive Plan”) to limit the aggregate number of equity awards settled in Common Stock and cash that may be granted to a single employee per year and to re-approve the material terms of the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). We are not requesting that stockholders authorize any additional shares of Common Stock for issuance under the Incentive Plan.

In connection with the approval of the amendment to the Incentive Plan, the NGC Committee and the Board of Directors carefully considered our anticipated future equity needs, our historical equity incentive compensation practices, and the advice of the NGC Committee’s independent compensation consultant. The Board of Directors believes that the grant of common stock and other equity-based incentives for members of the Company’s Board of Directors, senior management, other members of management, employees and directors of Company subsidiaries is an essential component of the mix of compensation awarded to these individuals. Equity-based incentives encourage a sense of proprietorship and commitment to the Company’s business goals and objectives, thereby aligning these individuals’ interests with those of the Company’s stockholders, and enable the Company to continue to attract and retain highly qualified employees and directors. Stockholders are encouraged to read more about the Company’s philosophy regarding the importance of equity-based incentives for senior management in the “Compensation Discussion and Analysis” section of this proxy statement.

Stockholders originally approved the Incentive Plan at our May 24, 2012 annual meeting of stockholders. On February 22, 2017, the NGC Committee recommended to the Board of Directors, and the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the Incentive Plan. The Incentive Plan, as proposed to be amended, will impose the following limitations on awards granted to any employee under the Incentive Plan: during any calendar year, no employee may be granted (1) Option or SAR awards covering more than 1,000,000 shares of Common Stock, (2) restricted stock, restricted stock units, performance awards or other awards that are settled in Common Stock covering more than 1,000,000 shares of Common Stock, and (3) cash awards, performance awards, restricted stock unit awards or performance unit awards settled in cash that have a grant date value in excess of $5,000,000. In addition, the amendment to the Incentive Plan revises the performance goals to include earnings per share and operating revenue and to delete core cash earnings per share. In recommending this amendment to the Board of Directors, the NGC Committee considered the reasonableness of the limits in the context of market practice and the importance of retaining flexibility to structure the mix of awards in a tax-efficient manner over the life of the Incentive Plan. In addition, the limit imposed is not a guarantee that the maximum amounts will in fact be granted, and the NGC Committee consistently applies a prudent approach to the grant of equity-based incentives.

The Board of Directors is requesting this vote in order to obtain stockholder re-approval of the material terms of the Incentive Plan for purposes of Section 162(m) of the Code. The Incentive Plan is intended to comply with Section 162(m) of the Code. Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its “covered employees.” The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the Incentive Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to stockholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. The performance goals in the Incentive Plan were approved by stockholders in 2012 with 95 percent of the vote. Section 162(m) requires re-approval of those performance goals and material terms of the plan after five years if the NGC Committee has retained discretion to vary the targets under the performance goals from year to year. The NGC Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, the Company is seeking re-approval of the performance goals included in the Incentive Plan in order to preserve the Company’s ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the Incentive Plan. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation under the Incentive Plan, (b) a description of the business criteria on which performance goals may be based, and (c) the maximum amount of compensation that can be paid to an employee under the Incentive Plan. Each of these aspects of the Incentive Plan, as proposed to be amended, is discussed below, and stockholder approval of this Proposal 4 will be deemed to constitute re-approval of the material terms of the Incentive Plan, as amended, for purposes of the stockholder approval requirements of Section 162(m).

Approval of the amendment to the Incentive Plan and re-approval of the performance goals will allow the Company to continue to grant tax-deductible awards over the next several years. Upon stockholder approval of the amendment to the Incentive Plan, it will become effective. If stockholders do not approve the amendment to the Incentive Plan, the existing Incentive Plan will continue in effect in the form in which it currently exists. In that event, the NGC Committee would consider the resulting limitation on the tax deductibility of awards to covered employees in structuring future awards to those employees, but may approve cash and equity-based incentives for which some of the potential deduction is lost if the NGC Committee considers such action to be in the best interest of the Company and stockholders.

Key Aspects of the Incentive Plan

The Incentive Plan incorporates the best governance practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of the key factors to be considered by stockholders in connection with approving the amended Incentive Plan:

✓

No tax gross-ups. No participant is entitled under the Incentive Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the Incentive Plan.

✓

Limitations on share recycling of options and stock appreciation rights. Shares that are withheld as payment of the exercise price, purchase price or tax withholding obligation of an award will not be available again for future issuance under the Incentive Plan.

✓

No repricings or cash buyout of “underwater” awards. Neither the repricing of options and SAR awards nor an exchange of new awards or cash for underwater options or SARs is permitted without stockholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

✓

No evergreen provision. The Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan can be increased automatically without stockholder approval.

✓

Clawback of awards. The NGC Committee has the authority to implement any policy or procedures necessary to comply with the rules, regulations and other requirements of the SEC, NASDAQ and applicable federal or state securities laws including subjecting awards under the Incentive Plan to any clawback or recoupment policies that the Company has in place from time to time.

✓

Restricted dividends and dividend equivalents on all full-value awards. The Incentive Plan subjects payment of dividends and dividend equivalents to the same restrictions as the underlying stock awards. The Incentive Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options or SAR awards.

✓

Low burn rate. The “burn rate” is the ratio of the number of shares underlying awards, on an option-equivalent basis, granted during a year to the number of basic weighted average common shares outstanding at fiscal year-end. Our modest three-year average burn rate of 1.79 percent is below the Institutional Shareholder Services (“ISS”) (a private organization that studies and provides information on corporate proxy votes, principally for the benefit of institutional investors) burn rate industry benchmark for diversified financial services companies of 8.35 percent. This demonstrates our prudent approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.

✓

Low overhang. We are committed to limiting stockholder dilution from our equity compensation programs. At the end of 2016, our overhang was 7.2 percent. We calculate “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Incentive Plan as of December 31, 2016:

Incentive Plan
Total shares underlying outstanding options	668,121
Weighted average exercise price of outstanding options	$6.45
Weighted average remaining contractual life of outstanding options	1.1 years
Total shares subject to outstanding, unvested full-value awards(1)	7,607,489
Total shares currently available for grant	25,019,928

(1)	Assumes performance stock units vest at target levels.

Description of our Incentive Plan

The following discussion summarizes the material terms of the performance goals under the Incentive Plan, including a description of (i) the individuals eligible for performance awards under the Incentive Plan, (ii) the business criteria on which the underlying performance goals are based, and (iii) the applicable award limits. The full text of the Incentive Plan is attached to this Proxy Statement as Appendix A.

Eligibility. Employees of the Company and its subsidiaries and directors of the Company are eligible to receive awards under the Incentive Plan. There are approximately 1,347 employees and 12 non-employee directors currently eligible to receive awards under the Incentive Plan. Awards under the Incentive Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units, and Common Stock. Eligibility for any particular award is determined by the NGC Committee (or the Board of Directors, in the case of director awards) and, in the case of certain awards such as incentive stock options, may be limited by the Internal Revenue Code.

Business Criteria Underlying Performance Goals. In order to be considered performance-based compensation, an award must be subject to the accomplishment of one or more performance goals. These performance goals may be based on one or more of the following business criteria established by the NGC Committee: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital and cash flow per share), (b) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (c) return measures (including return on assets, capital, equity, sales and operating revenue), (d) total stockholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) income (including net income, operating income and net operating income), (i) operating profit (including net operating profit), (j) margins (including gross or operating margin), (k) market share, (l) loan volume, (m) overhead or other expense reduction, (n) charge-off levels, (o) deposit growth, (p) operating efficiency, (q) economic value added, (r) customer or employee satisfaction, (s) debt reduction, (t) capital targets, (u) consummation of acquisitions, dispositions, projects or other specific events or transactions, (v) liquidity, (w) capital adequacy, (x) ratio of nonperforming to performing assets, (y) ratio of common equity to total assets, or (z) regulatory compliance metrics. One or more of such performance goals may apply to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the NGC Committee, by comparison with a peer group of companies. This comprehensive list of business criteria is identical to criteria set forth in the Incentive Plan approved in 2012, other than the addition of “earnings per share” and “operating revenue” and the deletion of “core cash earnings per share.”

Plan Limits. The Company at the time of the adoption of the Incentive Plan reserved 20,000,000 shares of Common Stock for issuance under the Incentive Plan. Subsequently, at the time of the spin-off of Navient Corporation in April 2014 (the “Spin-Off”), 11,332,119 shares remained available for grant. In connection with the Spin-Off, the number of remaining shares was adjusted to 31,599,837, of which 25,019,928 remain available for grant as of December 31, 2016.

Award Limits. All shares of Common Stock available under the Incentive Plan are available for grants of incentive stock options.

Individual Limits. During any calendar year, no employee may be granted:

•	options and stock appreciation rights covering more than 1,000,000 shares of Common Stock;

•

qualified performance awards under Section 162(m) of restricted stock, restricted stock units, performance awards, or other stock-based awards that may be settled solely in shares of common stock and are intended to cover more than 1,000,000 shares of Common Stock (assuming a maximum payout of performance-based awards); and

•

cash awards and restricted stock unit awards, performance awards and performance unit awards that may be settled solely in cash, having a value determined on the grant date in excess of $5,000,000 (assuming a maximum payout of performance-based awards).

Prior to the amendment, the Incentive Plan provided that during a calendar year no employee could be granted aggregate awards exercisable for, relating to or covering more than 1,000,000 shares of Common Stock and aggregate cash-settled awards in excess of $5,000,000, but did not specify individual sub-limits for stock-settled full-value and appreciation awards.

Adjustments. Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as declaration of dividends, stock splits, combinations, corporate mergers, consolidations, acquisitions of property or stock, separations, reorganizations or liquidations, or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Stock, the Common Stock not issued under that award will again become available for grant under the Incentive Plan. If shares of Common Stock are surrendered to the Company or withheld to pay any exercise price or satisfy tax withholding requirements, such shares of Common Stock withheld or surrendered will be counted against the number of shares of Common Stock available under the Incentive Plan.

Exercise Price. The exercise price for an Option or Stock Appreciation Right may not be less than the fair market value of the Common Stock on the grant date.

Expiration Date. The NGC Committee will determine the expiration date of each Option and Stock Appreciation Right, but no Option or Stock Appreciation Right will be exercisable more than 10 years after the grant date.

Plan Benefits Under the Incentive Plan. The number of awards (if any) that an eligible participant may receive under the Incentive Plan is in the discretion of the NGC Committee or the Board of Directors and, therefore, cannot be determined in advance and it is not possible to determine the actual amount of compensation that will be earned under the Incentive Plan in Fiscal Year 2016 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the NGC Committee. The Company expects that future awards under the Incentive Plan will be granted in a manner substantially consistent with the historical grant of awards under the Incentive Plan. For information regarding past grants and outstanding equity awards, see the disclosure in this Proxy Statement in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2016 Fiscal Year-End.”

U.S. Federal Income Tax Consequences. As required by SEC disclosure rules, the following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to stock options granted under the Incentive Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Incentive Plan under federal, state, local and other applicable laws.

•

Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

•

Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction. If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

This proposal for the approval of an amendment to the Incentive Plan and the material terms of the performance goals included in the Incentive Plan requires the affirmative vote of the holders of a majority of Common Stock present, represented, and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2012 OMNIBUS INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL 5–ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also requires the Company to hold, at least once every six years, shareholder advisory votes on the frequency of future advisory votes on executive compensation. This proposal allows the Company’s stockholders to express their views on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 should occur every one, two, or three years. Stockholders may specify “1 year”, as recommended by the Board of Directors, or “2 years” or “3 years” on the proxy card or voting instruction form or may abstain from voting on this proposal.

Historically, the Board of Directors has recommended stockholders hold an advisory vote on executive compensation each year. An annual vote provides stockholders with an opportunity to provide input on compensation decisions and allows the Board of Directors to promptly reevaluate compensation policies and practices and reflect on stockholder feedback. This is also the preferred approach by many investors and institutional shareholder advisory service firms. For these reasons, the Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation every one year.

The vote is advisory and not binding upon the Company and its Board of Directors. However, the Board of Directors values your opinion and will consider your vote when making future decisions on the frequency of the advisory vote. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	Select, evaluate, and compensate the Chief Executive Officer and our named executive officers;

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•	Review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	Review and approve major transactions and business initiatives;

•	Through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	Recommend director candidates for election by stockholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “For Investors” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We combine the roles of Chairman of the Board of Directors and Chief Executive Officer. We also have a Lead Independent Director elected by the Board of Directors.

•

Each regularly scheduled Board of Directors meeting concludes with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

Raymond J. Quinlan serves as our Chairman of the Board of Directors and Chief Executive officer. The Board of Directors believes Mr. Quinlan is best situated to serve as Chairman of the Board of Directors based upon his significant consumer banking experience. In addition, the Board of Directors believes Mr. Quinlan’s combined roles as Chairman of the Board of Directors and Chief Executive Officer position him to identify effectively Sallie Mae’s strategic priorities and lead discussions on the execution of Company strategy. Mr. Quinlan’s industry-specific experience and expertise allow him to direct effectively discussions and focus decision-making on those items most important to Sallie Mae’s overall success.

To assist in discharging its oversight responsibilities, the Board of Directors appoints a Lead Independent Director. Mr. Child currently serves as the Lead Independent Director. The Lead Independent Director and the Chair of the NGC Committee are responsible for leading the annual performance review of the Chief Executive Officer. In addition, the Lead Independent Director will continue to act as an active liaison between management and Sallie Mae’s independent directors, maintaining frequent contact with both Mr. Quinlan to advise him on the progress of the Board of Directors’ committee meetings, and with individual independent directors concerning developments affecting the Company. Through the role of an active, engaged Lead Independent Director, the Board of Directors believes its leadership structure is appropriately balanced between promoting Sallie Mae’s strategic development with the Board of Directors’ management oversight function. The Board of Directors also believes its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Sallie Mae.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ listing standards.

The Board of Directors has determined that all of the individuals who served as a director during 2016 and all nominees standing for election at the Annual Meeting, other than Mr. Quinlan, our Chief Executive Officer, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, SEC Exchange Act Rule 10A-3 and Sallie Mae’s own director independence standards set forth in the Guidelines.

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met seven times in 2016. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and all then-serving members of the Board of Directors attended the Annual Meeting in June 2016.

Roles of the Board and Its Committees

The Company’s Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; NGC; Risk; Executive and Strategic Planning; and Preferred Stock. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities and delegated authority. Membership of each of the committees is established on an annual basis.

Committee charters are available at www.salliemae.com under “For Investors.” Stockholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2016.

	Audit Committee(1)	Nominations, Governance and Compensation Committee	Risk Committee(2)	Executive and Strategic Planning Committee	Preferred Stock Committee
Paul G. Child(1) (2)	*		*
Carter Warren Franke+(2)		*		*
Earl A. Goode(1)		*	*	Co-Chair
Ronald F. Hunt+(4)	*
Marianne M. Keler++	*
Jim Matheson		*	*
Jed H. Pitcher(1) (2)	Chair	*			*
Frank C. Puleo+(2)			Chair	*
Raymond J. Quinlan+				Co-Chair
Vivian Schneck-Last(2)	*		*	*
William N. Shiebler+(1)		Chair		*	*
Robert S. Strong(1) (2)	*		*		Chair
Kirsten O. Wolberg(3)
Number of Meetings in 2016	10	12	7	2	1

*	Committee Member

+	Also serves as a member of the Sallie Mae Bank Compliance Committee.

++	Also serves as Chair of the Sallie Mae Bank Compliance Committee.

(1)

The Board of Directors determined Mr. Child, Mr. Goode, Mr. Pitcher, Mr. Shiebler, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407 of Regulation S-K. During 2016, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Warren Franke, Mr. Pitcher, Mr. Puleo, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

(3)	Ms. Wolberg was elected to the Board of Directors on November 29, 2016. At that time, she was not appointed to any committees of the Board of Directors.

(4)

On March 23, 2017, Mr. Hunt notified the Company he will not stand for re-election to the Company’s Board of Directors at the Annual Meeting. Mr. Hunt will continue to serve as a director until such meeting. His decision to not stand for re-election to the Board of Directors is solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company’s management or the Board of Directors. In connection with Mr. Hunt’s decision not to stand for re-election, on March 24, 2017, the Board of Directors adopted a resolution decreasing the size of the Board of Directors from 13 directors to 12 directors, effective as of the end of Mr. Hunt’s term.

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. The primary risk oversight responsibilities of each of the standing committees of our Board of Directors are as follows:

Board Committee	Primary Oversight Responsibilities
Audit Committee

•   development of financial statements and periodic public reports;

•   sufficiency of internal controls over financial reporting and disclosure controls;

•   engagement of, and communications with, our independent registered accounting firm; and

•   operation of internal audit function, staffing, and work plan.

Nominations, Governance and Compensation Committee

•   approve all compensation and benefits for our Chief Executive Officer, Named Executive Officers, and independent directors;

•   approve equity-based compensation plans;

•   management’s administration of employee benefit plans;

•   management succession planning;

•   confirm our incentive compensation practices properly balance risk and reward and do not promote excessive risk-taking;

•   implement good governance policies and measures for Sallie Mae and our Board of Directors;

•   recommend nominees for election to the Board of Directors;

•   conduct assessments of the performance of our Board of Directors and its committees; and

•   review related party transactions.

Risk Committee

•   monitor our major risk categories, including credit, funding and liquidity, market, compliance, legal, operational, and reputational;

•   review our risk management framework and supporting governance structure, roles, and responsibilities established by management; and

•   creation of our risk appetite and regular reviews of key risk measures.

Executive and Strategic Planning Committee	• engage the Chief Executive Officer and senior management in the strategic planning process and recommend proposals regarding the Company’s long-term strategic initiatives.

Preferred Stock Committee	• monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

Sallie Mae Bank Committees

•   all members of the Board of Directors also serve as members of the board of directors of our wholly-owned subsidiary, Sallie Mae Bank (the “Bank”) and its committees. Our Audit, NGC, and Risk committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The chair of the Compliance Committee is Ms. Keler. Other members of the Compliance Committee are: Mr. Hunt; Ms. Franke; Mr. Puleo; Mr. Shiebler; Mr. Quinlan; and Mr. James Truitt, our Chief Compliance Officer.

Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation that reflects gender, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	Knowledge of the business of Sallie Mae;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing stockholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2017 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2018 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of

Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and, are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank.

Under the Related Party Transactions policy, the Corporate Secretary will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable to an unaffiliated third-party under the same or similar circumstances.

Political Expenditures

The Company’s current policy on political activities is publicly available on our website at www.salliemae.com under “For Investors” and sets forth the principles regarding the Company’s stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements, and we do not engage in grassroots lobbying. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and the Company’s mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages one external, bipartisan lobbying/consulting firm that assists with the same objectives, and we report the expenditures made to this firm in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of similar financial institutions. In 2016, we did not pay more than $100,000 to any industry association or other group of which we are a member. We report the estimated portions of these expenses attributable to political expenditures by these entities in our lobbying disclosure reports.

Quarterly disclosures detailing Company lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

At this time, we do not believe the preparation and dissemination of any additional reports on these matters would provide any meaningful information to our stockholders. We will continue to consider the value to stockholders of additional reporting of our political activities as our activities evolve, and review this matter periodically with the NGC Committee.

Formation of the Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. Its predecessor prior to the Spin-Off (the “Spin-Off”) of Navient Corporation (“Navient”) in April 2014, all of its assets, and all of its activities were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions on a quarterly basis. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact Sallie Mae and its employees. It also takes note of whether Sallie Mae facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, or any other individual member of the Board of Directors by contacting the Lead Independent Director in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on the Company’s website (www.salliemae.com under “For Investors”) and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or any director), at this location on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to any other matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented.

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee*

Jed H. Pitcher, Chair

Paul G. Child

Ronald F. Hunt

Marianne M. Keler

Vivian C. Schneck-Last

Robert S. Strong

*	On February 23, 2017, Mr. Matheson became a member of the Audit Committee. Mr. Matheson did not participate in any deliberations or decisions reflected in this report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2016 and 2015

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG LLP, for fiscal years ended December 31, 2016 and 2015, are set forth below.

	2016	2015
Audit Fees	$1,811,074	$1,660,775
Audit-Related Fees	$691,000	$390,000
Tax Fees	$40,549	$530,246
All Other Fees	—	—
Total	$2,542,623	$2,581,021

Audit Fees.    Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.    Tax fees include fees for federal and state tax compliance, and tax consultation services. For 2015, the tax fees billed by KPMG LLP and reported above include fees of $342,796 for federal and state tax compliance, and tax consultation services allocable to

Navient in connection with the joint 2014 tax return filed following the Spin-Off and for which Navient made payment.

All Other Fees.    All other fees for the fiscal year ended December 31, 2015 were $0. All other fees for the fiscal year ended December 31, 2016 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG LLP during 2016. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG LLP. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

OWNERSHIP OF COMMON STOCK

The following table provides information about each stockholder known to Sallie Mae to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder in 2017 for the year ended December 31, 2016, on Schedule 13G, as amended, as applicable under the Exchange Act. As of February 28, 2017, the Company had 431,035,632 outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	49,604,224	11.6%

The Bank of New York Mellon Corporation(3) 225 Liberty Street New York, New York 10286	38,631,096	9.02%

Barrow, Hanley, Mewhinney & Strauss, LLC(4) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	32,976,736	7.7%

FMR LLC(5) 245 Summer Street, Boston, Massachusetts 02210	35,766,405	8.35%

Prudential Financial, Inc.(6) 751 Broad Street Newark, New Jersey 07102-3777	26,064,547	6.1%

Jennison Associates LLC(7) 466 Lexington Avenue New York, NY 10017	24,502,282	5.7%

Boston Partners(8) One Beacon Street 30th Floor Boston, MA 02108	24,736,373	5.78%

The Vanguard Group Inc. (9) 100 Vanguard Blvd. Malvern, PA 19355	23,154,782	5.4%

(1)

Based on information in the most recent Schedule 13G or Schedule 13G amendment, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2016. Percentages are based on computations contained in the Schedule 13G or Schedule 13G amendment of the reporting entity.

(2)

Information is as of December 31, 2016 and is based upon a Schedule 13G/A, as amended, filed with the SEC on January 17, 2017, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 47,435,233 shares of Common Stock and the sole power to dispose of or direct the disposition of 49,604,224 shares of Common Stock.

(3)

Information is as of December 31, 2016 and is based upon a Schedule 13G/A, filed with the SEC on February 3, 2017, by The Bank of New York Mellon Corporation, a New York corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for 34,342,200 shares of Common Stock, the sole power to dispose of or direct the disposition of 38,355,750 shares of Common Stock, shared power to vote or direct the voting for 150 shares of Common Stock and shared power to dispose of or direct the disposition of 275,062 shares of Common Stock.

(4)

Information is as of December 31, 2016 and is based upon a Schedule 13G, filed with the SEC on February 9, 2017, by Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company. The reporting entity reported sole power to vote or direct the vote for 11,417,299 shares of Common Stock, shared power to vote or to direct the vote for 21,559,437 shares of Common Stock and sole power to dispose or to direct the disposition of 32,976,736 shares of Common Stock.

(5)

Information is as of December 31, 2016 and is based upon a Schedule 13G/A, filed with the SEC on February 14, 2017 by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson, through her control of FMR LLC. The reporting entity reported the sole power to direct the voting of 52,806 shares of Common Stock and the sole power to dispose of or direct the disposition of 35,766,405 shares of Common Stock.

(6)

Information is as of December 31, 2016 and is based upon a Schedule 13G/A, filed with the SEC on January 24, 2017, by Prudential Financial, Inc., a New Jersey corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for 1,149,993 shares of Common Stock, shared power to vote or direct the voting for 24,198,905 shares of Common Stock, the sole power to dispose of or direct the disposition of 1,149,993 shares of Common Stock, and shared power to dispose of or direct the disposition of 24,914,554 shares of Common Stock.

(7)

Information is as of December 31, 2016 and is based upon a Schedule 13G/A, filed with the SEC on February 3, 2017, by Jennison Associates LLC, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the voting for 23,786,633 shares of Common Stock and shared power to dispose of or direct the disposition of 24,502,282 shares of Common Stock.

(8)

Information is as of December 31, 2016 and is based upon a Schedule 13G, filed with the SEC on February 8, 2017, by Boston Partners, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the voting for 20,773,157 shares of Common Stock, the sole power to dispose of or direct the disposition of 24,736,373 shares of Common Stock and shared power to vote or direct the voting for 119,898 shares of Common Stock.

(9)

Information is as of December 31, 2016 and is based upon a Schedule 13G, filed with the SEC on February 13, 2017, by The Vanguard Group Inc., a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 175,609 shares of Common Stock, the sole power to dispose of or direct the disposition of 22,953,016 shares of Common Stock, the shared power to vote or direct the voting for 47,177 shares of Common Stock and shared power to dispose of or direct the disposition of 201,766 shares of Common Stock.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the NEOs (as hereinafter defined) listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of March 31, 2017, unless noted otherwise. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares(1)	Vested Options(2)	Total Beneficial Ownership	Percent of Class
Director Nominees
Paul G. Child	26,529	214	26,743	*
Carter Warren Franke	24,876	—	24,876	*
Earl A. Goode	79,493	50,287	129,780	*
Ronald F. Hunt(3)	263,288	50,287	313,575	*
Marianne M. Keler	59,901	1,644	61,545	*
Jim Matheson	18,823	—	18,823	*
Jed H. Pitcher(4)	31,424	1,834	33,258	*
Frank C. Puleo	74,112	50,287	124,399	*
Raymond J. Quinlan	529,178	—	529,178	*
Vivian C. Schneck-Last	18,823	—	18,823	*
William N. Shiebler(5)	37,864	1,607	39,471	*
Robert S. Strong	41,876	—	41,876	*
Kirsten O. Wolberg	—	—	—	*
Named Executive Officers
Steven J. McGarry(6)	162,878	37,998	200,876	*
Charles P. Rocha	102,688	74,180	176,868	*
Paul F. Thome(7)	128,050	35,437	163,487	*
Jeffrey F. Dale	57,566	—	57,566	*
Current Directors and Executive Officers as a Group (19 Persons)	2,006,713	518,839	2,525,552	0.59%

(1)	Includes RSUs that will vest within 60 days of March 31, 2017 as follows: McGarry—5,543; Quinlan—27,962; Rocha—4,927; Thome—4,003.

(2)

Shares that may be acquired within 60 days of March 31, 2017, through exercise of vested stock options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0. Traditional stock options are included in this column on a one-to-one basis. The number of traditional stock options for each individual are as follows: Mr. Goode—6,600; Mr. Hunt—6,600; and Mr. Puleo—6,600.

(3)	Share total includes 48,067 shares credited as phantom stock units to a deferred compensation plan account.

(4)	Includes 2,633 shares held in trust.

(5)	Includes 1,027 shares held in trust and 10,000 shares held in a partnership.

(6)	Includes 110 shares credited as phantom stock units due to a deferred compensation plan account, and 2,141 unitized stock held in a 401(k) account.

(7)	Includes 40,846 unitized stock held in a 401(k) account and 23,847 unitized stock held in a supplemental 401(k) account.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Quinlan is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience
Laurent C. Lutz 57

•  Executive Vice President, General Counsel and Corporate Secretary, SLM Corporation—May 2012 to present; Executive Vice President and General Counsel, SLM Corporation—January 2011 to May 2012

•  Chief Legal Officer and Corporate Secretary, BearingPoint, Inc., a global management and technology consulting firm—March 2006 to December 2008. On February 27, 2009, BearingPoint, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code

Steven J. McGarry 59

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Charles P. Rocha 55

•  Executive Vice President and Chief Marketing Officer, SLM Corporation—February 2015 to present; Senior Vice President and Chief Marketing Officer, SLM Corporation—February 2013 to February 2015; Senior Vice President—Student Lending Sales & Marketing, SLM Corporation—September 2009 to January 2013

•  Senior Vice President—Strategic Integration Executive, Bank of America—2008 to 2009

Paul F. Thome 66

•  Executive Vice President and Chief Administrative Officer, SLM Corporation and President of Sallie Mae Bank, February 2016 to present; Senior Vice President, SLM Corporation and President of Sallie Mae Bank, January 2011 to February 2016; Senior Vice President—Business Finance, March 2009 to January 2011

•  Chief Financial Officer and Co-Founder, Credit One Financial Services LLC, October 2006 to March 2009

•  Executive Vice President, MBNA Corporation 1996 to 2006

Jonathan R. Boyles 50	• Senior Vice President, Controller, SLM Corporation-May 2014 to present; • Vice President, Corporate Financial Reporting and Accounting Policy, SLM Corporation-May 2010 to April 2014

Jeffrey F. Dale 55

•  Senior Vice President and Chief Risk Officer, SLM Corporation—July 2014 to present

•  North American Group Risk Director, Citigroup—February 2009 to July 2014; Divisional Risk Officer, Lloyds TSB—July 2006 to February 2009

EXECUTIVE COMPENSATION

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The year ended December 31, 2016 marked another successful year for Sallie Mae. We remain the leader in the Private Education Loan marketplace. Our Earnings Per Share were $0.53 a share, up a solid 36 percent compared to 2015’s adjusted number of $0.39 (adjusted number excludes $0.20 attributable to gains on sales of loans in 2015). In addition, in 2016, our originations were up 8 percent. The total portfolio of private student loans grew a solid 34 percent, and our net interest income grew 27 percent. We had total net charge-offs (as a percentage of average loans in repayment) of under 1 percent; 96 basis points compared to 82 basis points in 2015.

Our capital position improved enough that we were able to retain all of our loan production and accelerate its growth rate. This past year, we also launched a parent loan product that we think is extremely well positioned to benefit from favorable market conditions, if there are expansions in the private loan market over the course of the coming years. We continued to invest in improving our customer experience. We on-shored our call centers from the Philippines to the United States and took additional steps of bringing our servicing call center in-house, so we could manage the customer experience more effectively. In addition, we continued to improve our online servicing platform. Collectively, these steps led to an improved customer satisfaction rating in 2016.

We have worked carefully and deliberately with our management and independent compensation consultant to recognize our employees for their 2016 performance in a manner that reflects the strength of our results. In 2016, we introduced performance stock units as a component of our long-term incentive compensation program for Named Executive Officers. The program provides a critical tool to align executive compensation with the long-term performance of the Company and our shareholder interests. In addition, we continued to require the deferral into RSUs of a portion of our Executive Officers’ annual bonuses, as well as awarding equity to our management employees across the Company.

These components of our compensation program have been added by our Committee to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees.

In conclusion, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Nominations, Governance and Compensation Committee*

William N. Shiebler, Chair

Carter Warren Franke

Earl A. Goode

Jim Matheson

Jed H. Pitcher

*	On February 23, 2017, Ms. Wolberg became a member of the NGC Committee. Ms. Wolberg did not participate in any deliberations or decisions reflected in the Compensation Discussion and Analysis.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”) we describe our compensation practices and programs in the context of our five most highly compensated executive officers (hereinafter “Named Executive Officers” or “NEOs”). It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees beyond our NEOs.

Named Executive Officers

For the fiscal year ended December 31, 2016, our Named Executive Officers were:

•	Raymond J. Quinlan, Chairman of the Board of Directors and Chief Executive Officer;

•	Steven J. McGarry, Executive Vice President and Chief Financial Officer;

•	Charles P. Rocha, Executive Vice President and Chief Marketing Officer;

•	Paul F. Thome, Executive Vice President and Chief Administrative Officer; and

•	Jeffrey F. Dale, Senior Vice President and Chief Risk Officer.

Achievement of 2016 Management Objectives

The Company met or exceeded most of its financial and operational goals for 2016 and was in the top quartile of its compensation peer group with respect to earnings per share and asset growth, operating efficiency improvements, and returns on equity and assets.

Management Objective	Highlights
Prudently Grow Private Education Loan Assets and Revenues

•  Originated $4.7 billion in new Private Education Loans in 2016, compared with $4.3 billion in 2015, an increase of 8 percent. As our business, capital and balance sheet continued to grow, we were able to exceed our annual Private Education Loan origination targets for the year.

•  Maintained our FICO scores and cosigner rates on our 2016 originations at levels similar to those at which we ended 2015. The average FICO scores at approval and the cosigner rates for originations for the year ended December 31, 2016 were 748 and 89 percent, compared with 749 and 90 percent in the year ended December 31, 2015.

		Actual			Well Capitalized Regulatory
		2015 Ratio	2016 Ratio		2016 Minimum Ratio
Maintain Our Strong Capital Position	Tier 1 Capital (to Average Assets)	12.3%	11.1	% ≥	5.0%
	Tier 1 Capital (to Risk-Weighted Assets)	14.4%	12.6	% ≥	8.0%
	Total Capital (to Risk-Weighted Assets)	15.4%	13.8	% ≥	10.0%
	Common Equity Tier 1 Capital (to Risk-Weighted Assets)	14.4%	12.6	% ≥	6.5%

Management Objective	Highlights
Enhance Customers’ Experience by Further Improving Delivery of Products and Services

•  All servicing is now conducted by in-house Sallie Mae associates.

•  Additional customer service sites have opened to provide redundancy during key processing periods.

•  Provided agents with improved procedures and technology.

•  Increased our efforts to further clarify and simplify customer communications on important topics, such as payment options, by seeking to standardize information across platforms.

•  Expanded functionality and information available to our customers online.

•  Implemented a customer feedback process, which provided us the ability to gain insights from customers at key points of interaction. This enabled us to identify areas of opportunity and improve customer satisfaction.

Sustain Consumer Protection Improvements Made Since the Spin-Off and Further Enhance Our Risk Oversight

•  Redesigned Servicemembers Civil Relief Act processes and procedures have the approval of the Department of Justice (“DOJ”) and all required restitution activities under the Federal Deposit Insurance Corporation Consent Order and DOJ Consent Order have been completed.

•  Continued the development of our Enterprise Risk Management capability, including significant advances in the Model Risk Management area and enhancements to our Governance, Risk and Compliance platform. These programs contributed to our successful Dodd-Frank Act Stress Test submission during 2016.

•  The Manager’s Assessment of Risk and Controls entered its second year of use and is proving effective in assisting the first lines of defense in the management of their internal controls.

Successfully Launch One or More Complementary New Products to Increase Level of Engagement with Customers	• Launched a Private Education Loan product permitting parents to borrow and fund their children’s education without a student co-borrower.

Manage Operating Expenses While Improving Efficiency and Customer Experience

•   Continued to measure our effectiveness in managing operating expenses by monitoring our non-GAAP operating efficiency ratio. This ratio was 40.2 percent for the year ended December 31, 2016, compared with 46.8 percent and 45.3 percent for the years ended December 31, 2015 and 2014, respectively.

For additional information with regard to each of these objectives and their achievement, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017. For a description of how we calculated our non-GAAP “operating efficiency ratio” for the periods presented, see Part II, Item 6, “Selected Financial Data” in the Company’s 2016 Form 10-K.

Compensation Practices Summary

What We Do

✓	Tie significant portions of compensation to Company performance

✓	Mitigate risk-taking by utilizing equity awards vesting over a three-year period, while placing caps on potential payments and maintaining equity clawback provisions

✓	Require significant share ownership by the Chairman and CEO, Executive Vice Presidents, and Senior Vice Presidents

✓	NGC Committee determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓	Annual risk assessment of significant employee incentive compensation plans

What We Don’t Do

×	Since 2014, no individual employment agreements

×	No individual change-in-control agreements

×	No “single trigger” change-in-control agreements

×	No excise tax gross-ups

×	No hedging of Common Stock

×	No accelerated settlement of equity awards

×	No above-market returns on deferred compensation plans

×	No pension benefits provided

Chief Executive Officer Compensation Summary for 2016

•	An annual base salary of $750,000.

•	An annual bonus of $1,462,725 paid 75 percent in cash, 25 percent in Restricted Stock Units (“RSUs”) that carry transfer restrictions that lapse in one-third increments over a three-year period.

•

A long-term equity-based incentive opportunity of $3,374,995; consisting of 80 percent in three-year, time-vesting RSUs, and 20 percent in Performance Stock Units (“PSUs”) vesting based upon cumulative charge-offs of our fourth-quarter 2015 full principal and interest repayment cohort over a three-year performance period.

•	Other consideration and benefits valued at $98,250.

Allocation of Compensation

The NEOs’ total compensation for 2016 consisted of base salaries, annual bonuses (determined and paid in cash and RSUs in early 2017), and LTIP awards of RSUs and PSUs granted in early 2016. Set forth below are the 2016 pay mix for these elements for Mr. Quinlan, and for Messrs. McGarry, Rocha, Thome, and Dale as a group.(1)

(1) Mr. Thome’s appointment as an Executive Officer occurred after the 2016 grant resulting in his LTIP award consisting of 100 percent RSUs.

Compensation Philosophy and Elements of Compensation

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. We use the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	A significant portion of the total compensation of our executives is earned based on achievement of enterprise-wide goals that impact shareholder value.

•	Base salaries and benefits that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	Compensation of our executives is heavily weighted toward long-term equity-based incentives to reward long-term growth and focus management on sustained success and shareholder value creation.

•	Granting PSUs to further align executive compensation with the performance of the Company.

•	The interests of our executives should be linked with those of our common stockholders.

•	We provide competitive employee benefits and limited perquisites.

The compensation program in 2016 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for senior executives based on level and responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual incentive bonus	To encourage and reward senior executives for achieving annual corporate performance and individual goals.

Variable compensation. Annual bonus amounts for 2016 have been determined based on corporate and individual performance components and payable in a combination of cash and RSUs. RSUs are subject to transfer restrictions that lapse in one-third increments over three years.

Long-term equity-based incentives	To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.

Multi-year variable compensation. Generally granted annually. In 2016, for Messrs. Quinlan, McGarry, Rocha, and Dale these grants consist of 80 percent RSUs that vest in one-third increments over a three-year period and 20 percent PSUs that vest based upon cumulative charge-offs of our fourth-quarter 2015 full principal and interest repayment cohort over a three-year performance period, further described below in “Changes to NEO Compensation for 2016.” Mr. Thome’s appointment as an Executive Officer occurred after the 2016 grant resulting in his award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

Health, welfare, and retirement benefits	To promote employee health and protect financial security.	Fixed compensation. Company subsidies and matching contributions, respectively.

Deferred Compensation Plan and Supplemental 401(k) Savings Plan	To provide retirement planning opportunities.

Provided benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

Severance benefits	To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control or involuntary terminations other than for cause. For more information, see “Arrangements with Named Executive Officers” below.

Perquisites	To provide business-related benefits to assist in attracting and retaining key executives.

Fixed compensation. Consists primarily of reimbursement of ordinary and reasonable business expenses, executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees, for charities that align with our mission.

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish Chief Executive Officer’s compensation based on findings and recommendations of NGC Committee and Lead Independent Director.

•  Receives report from NGC Committee with respect to annual Management Incentive Plan (“MIP”) target achievement, bonus pool funding, and PSU progress.

NGC Committee

•  Sets annual MIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director in the annual performance and compensation review of Chief Executive Officer and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Certifies annual achievement of MIP targets, PSU targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director	• Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

•  Participates with Chief Executive Officer in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and long-term incentive awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as relates to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer

•  The adoption of any proposed employee incentive compensation plan requires the Chief Risk Officer (“CRO”) to first conduct a risk assessment of the proposed incentive compensation plan to ascertain any potential material risks that may be created by the proposed plan.

In establishing compensation levels, policies, and performance for 2016, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 87 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2016 annual meeting of stockholders.

Risk Assessment of Compensation Plans

The CRO coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the human resources, audit, compliance, and legal departments. The CRO’s responsibilities include oversight of the annual risk review and assessment of Sallie Mae’s incentive compensation plans to ensure the Company’s employees are not incented to take inappropriate risks which could impact Sallie Mae’s financial position and controls, reputation, and operations; and to develop policies and procedures to ensure the Company’s incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of Sallie Mae’s incentive compensation plans.

The CRO presented his conclusions with respect to our 2016 management incentive and long-term incentive plans to, and the NGC Committee agreed, the risks embedded in those plans were within Sallie Mae’s ability to effectively monitor and manage, properly balanced risk and reward, and were not likely to promote excessive risk- taking.

Compensation Consultant

The NGC Committee retains a compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 22, 2015. Since its appointment, some of the services the Compensation Consultant has provided have included:

•	Assisted in developing a peer group of companies for benchmarking executive and director compensation;

•	Provided market-relevant information as to the composition of director and executive compensation;

•	Provided views on the reasonableness of amounts and forms of director and executive compensation;
•	Assisted the NGC Committee with incentive plan design decisions; and

•	Reviewed drafts and commented on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors and no current member is or has been an employee of Sallie Mae. During 2016, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

The NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of identifying and considering comparative compensation data in determining the compensation of our Chief Executive Officer and other NEOs. No changes were made to the peer group in 2016. The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank of the Ozarks Commerce Bancshares, Inc. Everbank Financial Corp. First Republic Bank/CA F.N.B. Corporation Hancock Holding Company IberiaBank Corporation MB Financial, Inc.	PacWest Bancorp Private Bancorp, Inc. Prosperity Bancshares, Inc. Signature Bank SVB Financial Group Texas Capital Bancshares, Inc. Webster Financial Corp. Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

Changes to NEO Compensation in 2016

Change	Summary
Introduced New MIP Metrics for 2016

•  We added an overall customer satisfaction component to our existing MIP metrics.

•  We changed our existing Private Education Loan Default metric to be monitored on a gross default basis, rather than a net default basis, to exclude the impact of defaulted loan collections from the performance of our portfolio.

Performance Stock Units (“PSUs”) Introduced for NEO Long-Term Incentive Awards

•  For Messrs. Quinlan, McGarry, Rocha, and Dale we replaced 20 percent of the three-year, time-vesting RSUs awarded with PSUs that:

•  vest over a range of 0 percent to 150 percent based on the level of cumulative charge-offs from 2016-2018 on the fourth-quarter 2015 cohort of Private Education Loans then entering full principal and interest repayment; and

•  require the NGC Committee to approve the determination of actual performance relative to pre-established targets.

Changes to Composition of Annual Bonuses

•  We continue to require our NEOs, General Counsel, Principal Accounting Officer, and Chief Credit Officer to receive a portion of their annual bonuses in vested RSUs with three-year, ratably lapsing transfer restrictions.

•  For our other MIP participant employees, annual bonuses were paid in cash to better align with industry practices.

We believe that emphasis on maintaining the credit quality of our Private Education Loans over the next three years is the most important and consistent metric of our business model over this timeframe. We have selected cumulative charge-offs against our fourth-quarter 2015 full principal and interest repayment cohort as the relevant PSU credit quality metric, as loans in this cohort going into full principal and interest repayment during the fourth quarter 2015 are the first to do so since our complete operational separation from Navient in the Spin-Off.

2016 Management Incentive Plan for Named Executive Officers (“2016 MIP”)

The 2016 MIP used Net Operating Income as the performance metric for establishing its funding pool. A combination of corporate metrics and individual performance goals were then used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

For the corporate portion of the 2016 MIP, six corporate performance metrics were utilized. These metrics were derived from management’s 2016 objectives identified in Sallie Mae’s annual business plan. These metrics were:

•	“Core Earnings Per Share”;

•	Private Credit Loan Originations;

•	Operating Expenses;

•	Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Full Principal and Interest Repayment;

•	Year-end Overall Satisfaction; and

•	Origination FICO Scores.

Year-end Overall Satisfaction was a new metric introduced in 2016 for the MIP. We felt, as a customer focused organization, it was important to directly tie our NEOs’ compensation to the overall satisfaction of our customers. This metric is calculated based on the level of Overall Satisfaction for the fourth quarter of 2016 as derived from the Customer Service Call Center Monthly Satisfaction Survey.

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to the Company’s overall operating plan. Unless otherwise limited by an employment agreement, our NEOs are each eligible to receive bonuses up to a stated maximum percentage of their base salary, which cannot exceed $5 million, assuming funding threshold is achieved.

For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable Generally Accepted Accounting Principles (“GAAP”) measure, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Core Earnings” in the Company’s 2016 Form 10-K. Operating Expenses are a GAAP measure.

2016 MIP Computation

In January 2017, the NGC Committee and the Lead Independent Director reviewed our relative achievement of the previously identified bonus pool funding and approved corporate performance metrics, and after discussions with our Chief Executive Officer, determined that for the year ended December 31, 2016 (i) the bonus pool funding should be established at the maximum level based on the achievement of Net Operating Income of $252 million; and (ii) the weighted achievement of the 2016 MIP corporate performance metrics was attained at a level of 118.2 percent of the targets set under the 2016 MIP.

To determine final awards, the NGC Committee exercised downward discretion from the bonus pool funding level to reduce the NEOs’ bonus payouts under the 2016 MIP funding pool to more precisely correlate the achievement of the relative percentages of both corporate and individual performance components applicable to each NEO. The following chart provides more information on the computation of the corporate performance score.

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Core Earnings Per Share	$0.45	$0.50	$0.55	$0.534	134%	35%	46.8%
Private Education Loan Originations	$4,350	$4,600	$4,850	$4,666.3	113%	25%	28.3%
Operating Expenses	$420	$395	$370	$386.3	117%	20%	23.5%
Gross Private Education Loan Defaults (as % of Average Loan Balances in Full Repayment)	1.60%	1.10%	0.60%	1.09%	101%	10%	10.1%
Year-end Overall Satisfaction (1)	63%	73%	83%	71.2%	91%	5%	4.5%
Weighted Average 2016 Originations FICO Scores	739	745	751	748	100%	5%	5%

Total							118.2%

(1)	Based on the level of Overall Satisfaction for the fourth quarter 2016 derived from the Customer Service Call Center Monthly Satisfaction Survey.

Applying the corporate performance score of 118.2 percent and the NGC Committee’s assessment of NEO individual achievement, the bonus payment to each NEO under the 2016 MIP and its components are set forth below.

Named Executive Officer	Target Bonus as a % of Base Salary	2016 Target Bonus $ Amount	2016 Corporate Performance Bonus Component(1)	2016 Individual Performance Bonus Component(1)	2016 Total Bonus
Raymond J. Quinlan	150%	$1,125,000	$1,063,800	$398,925	$1,462,725
Steven J. McGarry	150%	$600,000	$567,360	$171,390	$738,750
Charles P. Rocha	150%	$600,000	$567,360	$171,390	$738,750
Paul F. Thome	125%	$500,000	$472,800	$118,200	$591,000
Jeffrey F. Dale	100%	$400,000	$378,240	$100,470	$478,710

(1)	For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

The NGC Committee’s assessment of NEO individual achievement considered the following:

Raymond J. Quinlan:    In 2016, Mr. Quinlan led us through a major breakthrough as it was agreed that Sallie Mae Bank would no longer be required to sell assets over its previous growth cap of 20 percent per annum. As a direct result, the business has over $1.5 billion more in loans than were in our original plan for 2016. In addition to this change, we also originated $4.67 billion of new loans in 2016, exceeding our plan levels and, again, gained market share year-over-year. At the same time, we improved our operating efficiency ratio, maintained credit quality, and realized a return on equity of 14.1 percent.

Steven J. McGarry:     Mr. McGarry and his team have focused on maintaining the appropriate levels of capital and liquidity, diversifying Sallie Mae Bank’s funding base, and managing Sallie Mae Bank’s interest rate risk profile resulting in a solid and sustainable net interest margin. In 2016, our deposit base expanded by nearly $2 billion as we tapped health savings accounts for the first time. In addition, Mr. McGarry led the team through its first Dodd Frank Act Stress Test submission which demonstrated the strength of Sallie Mae Bank’s balance sheet.

Charles P. Rocha:    For the third year in a row, the hard work of Mr. Rocha and his team has led to increased loan originations and improved market share. Mr. Rocha led the team through the development and launch of a new online digital strategy to further enhance the experience of our customers, the development and launch of our new Parent Loan product, and the launch of the Bridging the Dream Scholarship program as part of our mission to help families save, plan, and pay for college.

Paul F. Thome:    Mr. Thome provided leadership of the Sallie Mae Bank-wide Operational Risk Committee, which evaluates the risk of all major activities across the firm, made significant contributions to the 20 percent growth and diversification of our deposit base, and successfully led his team through the expansion and build-out of our Indiana operations center in 2016.

Jeffrey F. Dale:    Mr. Dale continued to maintain our momentum and made significant strides in further improving our risk management capabilities, making important progress in our Sallie Mae Bank-wide manager risk self-assessment program, model risk management, and DFAST submission.

2016 NEO Long-Term Incentive Program

For 2016, the NGC Committee utilized a combination of (i) 80 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 20 percent PSUs vesting in 2019 upon certification by the NGC Committee as to satisfaction of the performance factor.

The Table below sets forth the value of LTIP awards granted in 2016:

Named Executive Officer	2016 LTIP RSUs ($)	2016 LTIP PSUs(1) ($)	2016 LTIP Total ($)
Raymond J. Quinlan	2,700,000	675,000	3,375,000
Steven J. McGarry	400,000	100,000	500,000
Charles P. Rocha	380,000	95,000	475,000
Paul F. Thome(2)	375,000	—	375,000
Jeffrey F. Dale	300,000	75,000	375,000

(1)

PSUs granted in 2016 to NEOs are disclosed in this column at the target level. PSUs will vest over a range of 0 percent-150 percent based on the level of cumulative charge-offs for 2016 – 2018 from the fourth quarter 2015 cohort of Private Education Loans entering full principal and interest repayment.

(2)

Mr. Thome’s appointment as an Executive Officer occurred after the 2016 LTIP grant resulting in his LTIP award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

Other Arrangements, Policies and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2016, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	Chief Executive Officer—lesser of 1 million shares or $5 million in value;

•	Bank President and Chief Administration Officer—lesser of 500,000 shares or $2.5 million in value;

•	Executive Vice President—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2016 or are expected to achieve compliance within the applicable five-year period.

Hedging Prohibition

We prohibit directors and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Clawback

Equity awards made to executives, including our NEOs, under the Incentive Plan currently contain clawback provisions in the event of a material misstatement of our financial results and other events.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in Sallie Mae Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2016 all required reports were filed in a timely manner, except for the following transactions which were not timely filed: an exercise of stock options and sale of Common Stock by Jonathan R. Boyles; and a purchase of 6.97% Cumulative Preferred Stock, Series A, by Ronald F. Hunt.

Tax Information: Section 162(m) of the Code: Tax Deductibility of Compensation over $1 million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and three other highest paid NEOs (excluding the Chief Financial Officer) who were serving as of the last day of our fiscal year. One exception to Section 162(m)’s disallowance of a U.S. federal income tax deduction for compensation over $1 million applies to “performance-based compensation” paid pursuant to stockholder-approved plans. Although much of the compensation opportunity in our executive compensation program historically has been performance-based and generally deductible for U.S. federal income tax purposes, the NGC Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

All outstanding long-term incentive awards granted to the NEOs in 2014 and prior years were adjusted in connection with the Spin-Off. See Attachment B to the Company’s 2015 proxy statement for additional information.

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the Incentive Plan, the NGC Committee has delegated limited authority to a subcommittee consisting of our Chairman and Chief Executive Officer and the Chair of the NGC Committee to approve bonuses, including RSUs, paid under the 2016 MIP to non-NEO employees. The NGC Committee has also delegated limited authority to our Chairman and Chief Executive Officer to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(6)	Total ($)
Raymond J. Quinlan	2016	750,000	—	3,740,673	—	1,097,044	—	148,250	5,735,967
Chairman and Chief Executive Officer	2015	750,000	—	3,677,494	—	677,500	—	48,250	5,153,244
	2014	600,000	60,000	4,244,971	—	675,000	—	1,238	5,581,208
Steven J. McGarry	2016	400,000	—	684,669	—	554,063	—	41,075	1,679,807
Executive Vice President and Chief Financial Officer	2015	400,000	—	812,492	—	332,500	—	30,894	1,575,886
	2014	375,000	27,500	732,484	—	282,500	—	47,877	1,465,361
Charles P. Rocha	2016	400,000	—	659,673	—	554,063	—	36,625	1,650,361
Executive Vice President and Chief Marketing Officer	2015 2014	400,000 375,000	— 32,500	707,493 599,009	— —	332,500 385,983	— —	38,250 32,437	1,478,243 1,424,928
Paul F. Thome(5)	2016	392,308	—	522,739	—	443,250	—	88,539	1,446,836
Executive Vice President and Chief Administration Officer
Jeffrey F. Dale	2016	400,000	—	494,667	—	359,033	—	33,350	1,287,050
Senior Vice President and Chief Risk Officer	2015 2014	400,000 400,000	— 410,000	477,994 339.988	— —	267,000 —	— —	12,635 74,765	1,157,629 1,224,753

(1)

Consists of (i) the pre-Spin-Off bonuses paid to Mr. Quinlan, for the account of Navient, and the post-Spin-Off bonuses paid to Messrs. McGarry and Rocha for the Company’s account, in recognition of their respective contributions to the successful completion of the Spin-Off; and (ii) the portion of Mr. Dale’s signing bonus payable in cash, which vested in equal increments during the first quarters of 2015 and 2016. In addition, Mr. Dale’s 2014 MIP award had a guaranteed minimum payment of $350,000, of which 60 percent was paid in cash and 40 percent was deferred in the form of vested RSUs.

(2)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2016, 2015 and 2014; (ii) the PSUs granted to NEOs under the Incentive Plan in 2016; (iii) the NEOs’ 2016 long-term incentive awards of RSUs; (iv) the PSUs granted to NEOs under the Incentive Plan in 2013 and 2012, which were converted to RSUs during 2014; (v) the NEOs’ 2014 and 2015 long-term incentive awards of RSUs; and (vi) in Mr. Quinlan’s and Mr. Dale’s cases, the RSUs granted pursuant to their respective offer letters. The vested RSU portions of the MIP awards carry transfer restrictions that lapse in one-third increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs granted during 2016, 2015 and 2014, and in each case, are computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 14—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2016 Form 10-K. In general, equity awards held by the NEOs at the time of the Spin-Off have been adjusted, depending on the date of the original grant, either by increasing the number of shares of Sallie Mae Common Stock covered by the award or by issuing a corresponding, additional Navient equity award, in each case in an effort to preserve the value of the original equity awards.

(3)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2016, 2015, and 2014. For 2016, all MIP awards for the NEOs were paid 75 percent in cash and 25 percent in vested RSUs. For 2015 and 2014, Messrs. Quinlan, McGarry, and Rocha’s MIP awards were paid 50 percent in cash and 50 percent in vested RSUs. Mr. Dale’s 2015 and 2014 MIP awards were paid 60 percent in cash and 40 percent in vested RSUs. The grant date fair values of the RSU portions of the MIP awards that were granted in January of 2017 and February of 2016 and 2015 are reflected in the Stock Awards column.

(4)

The Company terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on non-qualified deferred compensation plans.

(5)	Mr. Thome was promoted by the Board of Directors to an Executive Officer of the Company on February 16, 2016.

(6)	For 2016, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)	Relocation Allowance ($)	Perquisites ($)	Executive Physical ($)	Total ($)
Raymond J. Quinlan(b) (c)	38,250	—	—	110,000	—	148,250
Steve J. McGarry	36,625	—	—	—	4,450	41,075
Charles P. Rocha	36,625	—	—	—	—	36,625
Paul F. Thome(c) (d)	32,065	—	44,245	10,000	2,229	88,539
Jeffrey F. Dale	33,350	—	—	—	—	33,350

(a)

Amounts credited to the Company’s tax-qualified and non-qualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $750,000 of total eligible plan compensation.

(b)	Tuition payment in the amount of $60,000 for Mr. Quinlan’s executive education program.

(c)	The Sallie Mae Fund, an affiliate of the Company, made a charitable donation at the request of Mr. Quinlan in the amount of $50,000; and at the request of Mr. Thome in the amount of $10,000.

(d)	Relocation payment in connection with Mr. Thome’s move from Sallie Mae’s Newark, Delaware office to the Salt Lake City, Utah office.

2016 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2016 performance, including all annual performance bonuses under the 2016 MIP (which were determined and paid in early 2017), and three-year, time-vesting RSU awards and PSUs vesting based upon cumulative charge-offs of our fourth-quarter 2015 full principal and interest repayment cohort over a three-year performance period, granted February 26, 2016 with respect to the 2016 LTIP awards. The awards listed in this table were granted under the Incentive Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond J. Quinlan	2016 LTIP RSU 2016 LTIP PSU	— —	— —	— —	— 0	— 113,445	— 170,167	453,781 —	— —	— —	2,699,997 674,998
	2016 MIP(1)	0	843,750	1,097,044	—	—	—	31,016	—	—	365,679
Steven J. McGarry	2016 LTIP RSU 2016 LTIP PSU	— —	— —	— —	— 0	— 16,806	— 25,209	— 67,226	—	—	399,995 99,996
	2016 MIP(1)	0	450,000	554,063	—	—	—	15,664	—	—	184,679
Charles P. Rocha	2016 LTIP RSU	—	—	—	—	—	—	63,865	—	—	379,997
	2016 LTIP PSU	—	—	—	0	15,966	23,949	—	—	—	94,998
	2016 MIP(1)	—	450,000	554,063	—	—	—	15,664	—	—	184,679
Paul F. Thome	2016 LTIP RSU	—	—	—	—	—	—	63,025	—	—	374,999
	2016 MIP(1)	0	375,000	443,250	—	—	—	12,531	—	—	147,740
Jeffrey F. Dale	2016 LTIP RSU 2016 LTIP PSU	— —	— —	— —	— 0	— 12,605	— 18,907	50,420 —	— —	— —	299,999 75,000
	2016 MIP(1)	0	300,000	359,033	—	—	—	10,150	—	—	119,669

(1)

This row represents the actual payouts for each NEO under the 2016 MIP awards granted on January 27, 2017 and partially paid in cash and partially deferred in the form of fully vested RSUs with transfer restrictions ratably lapsing over three years. The “Target” set forth in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” constitutes that portion of each NEO’s target bonus potentially payable in cash. The “Maximum” amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the portions of the 2016 MIP that was paid in cash to each NEO. The number of shares shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column represents the portions of the 2016 MIP deferred in the form of previously described, fully-vested RSUs. For additional information regarding the computation and determination of cash and RSU portions of these awards, see footnote 3 to the Summary Compensation Table.

All determinations under the 2016 MIP and all associated payments have been made prior to the distribution of this proxy statement. While the NGC Committee certifies the funding, corporate, and individual performance levels, it also retains and applies discretion, particularly as to the individual performance levels. Consequently, the sum of the dollar amounts contained in the 2016 MIP row under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Options Awards” constitute the final, total dollar amount of the 2016 MIP awards.

(2)

The grant date fair value of the RSU and PSU awards is determined by multiplying the original number of RSUs and PSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs and PSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Raymond J. Quinlan		—	—	—	—	871,405	9,602,883
Steven J. McGarry	01/27/2011	30,000	—	5.2430	1/27/2021
	02/03/2012	30,272	—	5.7343	2/3/2017
	02/07/2013	44,755	—	6.4228	2/7/2018
		—	—	—	—	136,239	1,501,354
Charles P. Rocha	09/28/2009	46,500	—	3.1558	9/28/2019
	01/27/2011	35,000	—	5.2430	1/27/2021
	02/07/2013	42,572	—	6.4228	2/7/2018
		—	—	—	—	122,594	1,350,986
Paul F. Thome	01/27/2011	30,000	—	5.2430	1/27/2021
	02/03/2012	25,363	—	5.7343	2/3/2017
	02/07/2013	39,297	—	6.4228	2/7/2018
		—	—	—	—	103,294	1,138,300
Jeffrey F. Dale		—	—	—	—	92,125	1,015,218

(1)

Options granted in 2011 to Messrs. McGarry, Rocha, and Thome were fully vested as of January 27, 2014. Options granted in 2012 to Messrs. McGarry, Rocha, and Thome were fully vested as of February 3, 2015. Options granted in 2013 to Messrs. McGarry, Rocha, and Thome were fully vested as of February 7, 2016.

(2)	The vesting dates of the NEOs’ unvested RSU awards that were outstanding as of December 31, 2016 are:

Name	Grant Date	# of RSUs Remaining Unvested	# of RSUs Vesting - Vesting Date 2017	# of RSUs Vesting - Vesting Date 2018	# of RSUs Vesting - Vesting Date 2019
Raymond J. Quinlan	02/04/2014	64,577	64,577 - 2/4	—	—
	05/01/2014	27,962	27,962 - 5/1	—	—
	02/10/2015	211,640	105,820 - 2/10	105,820 - 2/10	—
	02/26/2016	453,781	151,260 - 2/26	151,261 - 2/26	151,260 - 2/26
Steven J. McGarry	02/04/2014	12,802	12,802 - 2/4	—	—
	05/01/2014	5,543	5,543 - 5/1	—	—
	02/10/2015	33,862	16,931 - 2/10	16,931 - 2/10	—
	02/26/2016	67,226	22,408 - 2/26	22,409 - 2/26	22,409 - 2/26
Charles P. Rocha	02/04/2014	11,381	11,381 - 2/4	—	—
	05/01/2014	4,927	4,927 - 5/1	—	—
	02/10/2015	26,455	13,228 - 2/10	13,227 - 2/10	—
	02/26/2016	63,865	21,288 - 2/26	21,289 - 2/26	21,288 - 2/26
Paul F. Thome	02/04/2014	10,869	10,869 - 2/4	—	—
	05/01/2014	4,003	4,003 - 5/1	—	—
	02/10/2015	25,397	12,699 - 2/10	12,698 - 2/10	—
	02/26/2016	63,025	21,008 - 2/26	21,009 - 2/26	21,008 - 2/26
Jeffrey F. Dale	07/10/2014	7,936	7,936 - 7/10	—	—
	02/10/2015	21,164	10,582 - 2/10	10,582 - 2/10	—
	02/26/2016	50,420	16,806 - 2/26	16,807 - 2/26	16,807 - 2/26

(3)	The vesting dates of the NEOs’ unvested PSU awards that were outstanding as of December 31, 2016 contingent upon the achievement of the performance goals at target level are:

Name	Grant Date	# of PSUs Underlying Award	# of PSUs Vesting - Vesting Date 2019
Raymond J. Quinlan	02/26/2016	113,445	113,445 - 2/26
Steven J. McGarry	02/26/2016	16,806	16,806 - 2/26
Charles P. Rocha	02/26/2016	15,966	15,966 - 2/26
Paul F. Thome(6)	—	—	—
Jeffrey F. Dale	02/26/2016	12,605	12,605 - 2/26

(4)	Amounts shown include the accrued dividend equivalents on RSU grants.

(5)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 30, 2016 of $11.02.

(6)

Mr. Thome’s appointment as an Executive Officer occurred after the 2016 LTIP grant resulting in his award consisting of 100 percent RSUs that vest in one-third increments over a three-year period. For 2017, all NEOs received LTIP awards consisting of 80 percent RSUs and 20 percent PSUs.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raymond J. Quinlan	—	—	279,516	2,101,724
Steven J. McGarry	—	—	56,191	428,467
Charles P. Rocha	32,727	117,676	50,192	392,998
Paul F. Thome	—	—	43,089	331,518
Jeffrey F. Dale	—	—	28,669	232,767

(1)

Includes vested RSUs received as a portion of the 2016 MIP award in February 2017 for 2016 performance. These vested RSUs carry transfer restrictions detailed in the Summary Compensation Table footnotes of this proxy statement. Amounts shown include the accrued dividend equivalents on RSU grants.

(2)	The value realized on vesting is the number of shares vested multiplied by the closing market price of the Company’s Common Stock on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2016, relating to equity compensation plans or arrangements of the Company pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:
SLM Corporation 2012 Omnibus Incentive Plan					NQ, ISO, PSU, SAR, RES, RSU, ST
Traditional options	—	—	—
Net-settled options	688,121	$6.45	1.1
RSUs/RES	7,607,489	—	—

Total	8,275,610	6.45	1.1	25,019,928

Employee Stock Purchase Plan(3)	—	—	—	15,163,078	NQ, RES

Expired Plans(4)					NQ, ISO, RES, RSU, SU
Traditional options	59,400	13.40	0.5
Net-settled options	2,463,744	5.72	2.2
RSUs/PSUs	—	—	—

Total	2,523,144	5.98	2.1	—

Total approved by security holders	10,798,754	6.09	1.9	40,183,006

Equity compensation plans not approved by security holders:
Compensation arrangements(5)	437,014	6.20	1.0	—

Total not approved by security holders	437,014	6.20	1.0	—

Total	11,235,768	$10.43	1.8	40,183,006

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 30, 2016, where provided. Net-settled options that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 30, 2016. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

(4)

Excludes 111,500 traditional options from this table because they are underwater and their issuance would have an anti-dilutive effect. Expired plans with outstanding equity awards are the SLM Corporation Directors Stock Plan, SLM Corporation Incentive Plan, SLM Corporation 2009-2012 Incentive Plan, and SLM Corporation Directors Equity Plan.

(5)

One million net-settled options were awarded on January 8, 2008 to John F. Remondi, the Company’s former chief executive officer, as an “employment inducement award.” Upon exercise of a net-settled option, Mr. Remondi is entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Accordingly, this row reflects the net-settled option spread shares issuable at December 30, 2016.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2016

Deferred Compensation Plan for Key Employees

The table below provides information about the non-qualified deferred compensation of the NEOs in 2016. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

The Company makes contributions to the DC Plan only if, and to the extent, a participant’s deferral under this plan reduces the contribution that would have been made under the Company’s tax-qualified defined contribution plan. No such contributions were made for any NEO for 2016. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. The Company’s stock is one of the available investment options under the DC Plan. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to the Company. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $750,000 of total eligible pay.

The Company may also make matching contributions to a participant’s account. The Company will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in the Company’s matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under the Company’s tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under the Company’s tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or in annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond J. Quinlan	Supplemental 401(k)	25,000	25,000	8,499	—	58,499
Steven J. McGarry	DC Plan Supplemental 401(k)	— 23,375	— 23,375	1,688 11,631	8,557 —	19,513 173,545
Charles P. Rocha	Supplemental 401(k)	23,375	23,375	7,601	—	142,158
Paul F. Thome	Supplemental 401(k)	18,816	18,816	91,118	—	274,516
Jeffrey F. Dale	Supplemental 401(k)	20,100	20,100	3,504	—	43,704

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 6 to the Summary Compensation Table.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under the Company’s Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) pro-rated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: Chief Executive Officer-2; Higher than Executive Vice President-1.5; Executive or Senior Vice President-1.0. Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the Chief Executive Officer). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Change in Control Severance Plan

Under the Company’s Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates, and equity awards granted after January 1, 2009 become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Employment Terms—Mr. Dale

Mr. Dale was offered employment by the Company for his services as Senior Vice President and Chief Risk Officer to begin on July 10, 2014. Under the terms of Mr. Dale’s offer, Mr. Dale was paid an initial annual base salary of $400,000, and was entitled to participate in the Company’s management incentive program with a target bonus opportunity of 100 percent of base salary in the amount of $400,000, and a guaranteed minimum bonus of $350,000 for 2014, provided that Mr. Dale was employed on the bonus payment date.

Shortly after Mr. Dale began his employment, pursuant to the terms of his offer, he received a deferred cash award (the “Signing Cash Award”) of $200,000, to be vested and paid out in equal amounts during the first quarter of each of 2015 and 2016, provided Mr. Dale was employed by the Company on such payment dates. Mr. Dale also received an equity grant with a grant value of $200,000, which vested in increments of one-third per year on each of the first, second and third anniversaries of the start of Mr. Dale’s employment. The equity grant consisted of RSUs subject to the standard terms and conditions in effect at the time of the grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Messrs. Quinlan, McGarry, Rocha, Thome, and Dale on December 31, 2016, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2016. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 30, 2016 of $11.02 per share.

The following severance arrangements were effective for Messrs. Quinlan, McGarry, Rocha, Thome, and Dale on December 31, 2016: (i) the Executive Severance Plan, (ii) the Change in Control Severance Plan, and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the Incentive Plan and predecessor equity plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)
Raymond J. Quinlan
Equity Vesting	—	11,330,026	11,330,026	—	—	11,330,026
Cash Severance	—	5,550,450	4,087,725	—	—	—
Medical Insurance/Outplacement	—	20,120	35,120	—	—	—
Total	—	16,900,596	15,452,871	—	—	11,330,026
Steven J. McGarry
Equity Vesting	—	2,853,531	2,853,531	—	2,856,531	2,853,531
Cash Severance	—	2,877,500	1,101,875	—	—	—
Medical Insurance/Outplacement	—	30,425	37,819	—	—	—
Total	—	5,761,456	3,993,225	—	2,856,531	2,853,531
Charles P. Rocha
Equity Vesting	—	2,865,338	2,865,338	—	—	2,865,338
Cash Severance	—	2,877,500	1,101,875	—	—	—
Medical Insurance/Outplacement	—	27,670	35,753	—	—	—
Total	—	5,770,508	4,002,966	—	—	2,865,338
Paul F. Thome
Equity Vesting	—	2,034,739	2,034,739	—	2,034,739	2,034,739
Cash Severance	—	2,482,000	903,000	—	—	—
Medical Insurance/Outplacement	—	22,148	31,611	—	—	—
Total	—	4,538,887	2,969,350	—	2,034,739	2,034,739
Jeffrey F. Dale
Equity Vesting	—	1,442,231	1,442,231	—	—	1,442,231
Cash Severance	—	2,157,420	861,855	—	—	—
Medical Insurance/Outplacement	—	20,120	30,090	—	—	—
Total	—	3,619,771	2,334,176	—	—	1,442,231

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 31, 2016, based on the closing market price of the Company’s Common Stock on December 30, 2016 of $11.02. Assumes RSUs and stock options are not assumed in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Quinlan’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the plan).

(5)

For Equity Vesting—Retirement eligibility for equity awards granted prior to 2013 is age 60 or more, or age plus service with the Company or its subsidiaries of 70 or more. Beginning with awards granted in 2013, retirement eligibility requires five years or more of service, as defined by policy, to the Company, and either age of 65 or more, or age plus service with the Company or its subsidiaries of 75 or more. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2016, Mr. McGarry and Mr. Thome were retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2016, based on the closing market price of the Company’s Common Stock on December 30, 2016 of $11.02.

DIRECTOR COMPENSATION

Our directors compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2016 Director Compensation Table

The following table provides summary information for the year ended December 31, 2016, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity on December 31, 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Paul G. Child	115,000	70,000	—	39	185,039
Carter Warren Franke	90,000	70,000	—	39	160,039
Earl A. Goode	90,000	70,000	—	39	160,039
Ronald F. Hunt	90,000	70,000	—	39	160,039
Marianne M. Keler	100,000	70,000	—	39	170,039
Jim Matheson	90,000	70,000	—	39	160,039
Jed H. Pitcher	105,000	70,000	—	39	175,039
Frank C. Puleo	100,000	70,000	—	39	170,039
Vivian C. Schneck-Last	90,000	70,000	—	39	160,039
William N. Shiebler	100,000	70,000	—	39	170,039
Robert S. Strong	90,000	70,000	—	39	160,039
Kirsten O. Wolberg(5)	5,833	—	—	3	5,836

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to the Company’s Board of Directors at the Company’s 2016 Annual Meeting each received a restricted stock award on June 23, 2016 which vests in full upon the Company’s 2017 Annual Meeting, scheduled to be held on June 22, 2017. The grant date fair market value for each share of restricted stock granted on June 23, 2016 to directors is based on the closing market price of the Company’s stock on June 23, 2016, which was $6.37. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies” and Note 14, “Stock-Based Compensation Plans and Arrangements” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2016 Form 10-K. Each director received a total of 10,989 shares of restricted Common Stock as a result of the aforementioned award that will vest on June 22, 2017 unless the grantee ceases to be a director of the Company prior to the vesting event for any reason other than death, disability, or change in control.

(3)

The Company did not grant any stock options to the non-employee directors during 2016. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)	Includes annual premiums paid by the Company to provide a life insurance benefit of $50,000. Premiums were prorated for Ms. Wolberg due to her election to the Board of Directors on November 29, 2016.

(5)	Due to the timing of Ms. Wolberg’s election to the Board of Directors, her pro-rated quarterly fees were paid in early 2017.

Director Compensation Elements

The following table highlights the material elements of our 2016 non-employee director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Lead Independent Director Retainer	$25,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
• Compliance Committee	$20,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000
• Compliance Committee	$10,000

In addition to the Committees above, some of our non-employee directors are all also members of our Executive and Strategic Committee and our Preferred Stock Committee. No fees are paid in connection with these Committees.

In addition, our non-employee directors each received $70,000 in restricted stock awards. These restricted stock awards will vest and become transferable upon the Company’s 2017 Annual Meeting. These awards will be forfeited if the grantee ceases to be a director of the Company’s Board of Directors prior to the vesting event for any reasons other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of

December 31, 2016, all then current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer, meeting fees, or per diem payments. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2016, none of the non-employee directors actively participated in the Director Deferral Plan.

OTHER MATTERS

Other Matters for the 2017 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2018 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2018 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2018 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 5, 2018, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for the Company’s 2018 Annual Meeting must be received by it not earlier than the close of business on February 22, 2018, nor later than on March 24, 2018. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Sallie Mae. Officers, directors, regular employees or other agents of

Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. Sallie Mae will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2016 Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, Sallie Mae has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies Sallie Mae that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of Sallie Mae’s Common Stock, par value $.20 per share (“Common Stock”), at the close of business on April 25, 2017, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SLM.” On April 25, 2017, 431,334,404 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? Sallie Mae is furnishing proxy materials to its stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. By doing so, Sallie Mae saves costs and reduces the environmental impact of the Annual Meeting. On or about May 5, 2017, Sallie Mae mailed a Notice of Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access Sallie Mae’s proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive Sallie Mae’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1, 2, 4, and 5, but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with Sallie Mae’s transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote in person at the Annual Meeting.

How do I vote? Sallie Mae encourages stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 21, 2017. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 21, 2017.

•

In Person. If you hold shares directly in your name as a stockholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 21, 2017. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 21, 2017.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, 2, 4 and 5 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan? If you participate in Sallie Mae’s 401(k) Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or mail on how to vote your shares. Voting instructions must be received no later than the close of business on June 19, 2017. If you own shares through Sallie Mae’s 401(k) Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2;

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3;

•	“FOR” the approval of an amendment to the Incentive Plan and the material terms of the performance goals under the Incentive Plan set forth in Proposal 4; and

•	“1 year” as the frequency of future advisory votes on executive compensation as set forth in Proposal 5.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Who will count the vote? Votes will be tabulated by Sallie Mae’s Corporate Secretary, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 25, 2017, or duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive? The Annual Meeting will be held at Sallie Mae’s Headquarters, 300 Continental Drive, Newark, Delaware 19713. Admission to the Annual Meeting will begin at 10:00 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include guards searching all bags and attendees passing through a metal detector;
•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, April 25, 2017. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

Appendix A

SLM CORPORATION

2012 OMNIBUS INCENTIVE PLAN

1. Plan

SLM Corporation, a Delaware corporation (the “Company”), established this SLM Corporation 2012 Omnibus Incentive Plan (this “Plan”), effective as of May 24, 2012 (the “Effective Date”). It was amended by the Board of Directors of the Company, effective as of February 23, 2017, with certain amendments subject to stockholder approval (such amendments effective as of June 22, 2017). This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

2. Objectives

This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as defined herein), to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants (as defined herein) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions

As used herein, the terms set forth below shall have the following respective meanings:

“Appreciation Award Limit” has the meaning set forth in Paragraph 5(1).

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means an occurrence of any of the following events: (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Company, unless the Company resulting from such merger, consolidation or reorganization (the “Surviving Company”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Company in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Company were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Nominations, Governance and Compensation Committee (previously the Compensation and Personnel Committee) of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the Common Stock, par value $0.20 per share, of the Company.

“Company” means SLM Corporation, a Delaware corporation, or any successor thereto.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Code Section 162(m).

“Director” means an individual serving as a member of the Board who is not an Employee and an individual who has agreed to become a director of the Company or any of its Subsidiaries and actually becomes such a director following such date of agreement.

“Director Award” means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

“Disability” means (1) if the Participant is an Employee, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (2) if the Participant is a Director, a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

“Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Full-Value Award Limit” has the meaning set forth in Paragraph 5(2).

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances an amount of cash or one share of Common Stock or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Qualified Performance Awards” has the meaning set forth in Paragraph 6(a)(iii).

“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

“Stock-Based Award Limits” has the meaning set forth in Paragraph 5.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

2. Eligibility

a. Employees. All Employees are eligible for Employee Awards under this Plan, provided, however, that if the Committee makes an Employee Award to an individual whom it expects to become an Employee following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

b. Directors. All Directors are eligible for Director Awards under this Plan, provided, however, that if the Board makes a Director Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.

3. Common Stock Available for Awards

Subject to the provisions of Paragraph 13 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 20,000,000 shares of Common Stock (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Stock Award granted under this Plan shall be counted against the Maximum Share Limit as one share of Common Stock; each Option and SAR shall be counted against the Maximum Share Limit as one share of Common Stock.

Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit (i.e., increased by one share of Common Stock, if a Stock Award, and one share of Common Stock, if an Option or SAR). The following shares of Common Stock shall not become available again for issuance under the Plan:

(a) Shares of Common Stock that have been retained or withheld by the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award; and

(b) Shares of Common Stock that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards of the specified type made hereunder:

(1) Appreciation Awards – Options and SARs. No Employee may be granted during any calendar year Option or SAR Awards exercisable, covering or relating to more than 1,000,000 shares of Common Stock (the “Appreciation Award Limit”);

(2) Full-Value Awards – Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards. No Employee may be granted during any calendar year Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards that may be settled solely in shares of common stock, covering or relating to more than 1,000,000 shares of Common Stock (the “Full-Value Award Limit”)

(3) Cash Awards. No Employee may be granted during any calendar year (x) Cash Awards or (y) Performance Awards, Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash, having a value determined on the Grant Date in excess of $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same Employee in the same fiscal year will be aggregated and made subject to one limit; (ii) the limits applicable to Options and SARs refer to the number of Shares subject to those Awards; (iii) the Share limit under clause (2) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (2) assuming a maximum payout; (iv) the dollar limit under clause (3) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (3) assuming a maximum payout; (v) the respective limits for Awards of the type specified in clauses (2) and (3) are only applicable to Awards that are intended to constitute Qualified Performance Awards; and (vi) if the Committee determines to settle a full-value Award specified in clause (2) in cash, the maximum aggregate amount of cash that may be paid pursuant to such Awards to any Employee in a fiscal year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date multiplied by the number of Shares set forth in clause (2).

4. Administration

a. Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) (“Qualified Performance Awards”) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death, Disability, retirement or Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

b. Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 5 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

c. Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 13 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s stockholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

5. Delegation of Authority

The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Paragraph 4.a above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

6. Employee Awards

a. The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 13 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

Except as otherwise provided in this Paragraph 8(a), any Stock Award that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum performance period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon an Employee’s termination of employment by reason of death, Disability or Change in Control and (2) vesting of a Stock Award may occur incrementally over the three-year Restriction Period or one-year minimum performance period, as applicable. The foregoing notwithstanding, 5% of the total number of shares of Common Stock available for issuance under this Plan shall not be subject to the minimum Restriction Period or performance period, as applicable, described in the preceding sentence.

i. Options. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.

ii. Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

iii. Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8(a) hereof.

iv. Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to receive Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8(a) hereof.

v. Performance Unit Awards. An Employee Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8(a) hereof. The terms, conditions and limitations applicable to a Performance Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee.

vi. Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

b. Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, any Employee Award granted under this Plan may be structured as a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

i. Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

ii. Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital and cash flow per share), (b) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (c) return measures (including return on assets, capital, equity, sales and operating revenue), (d) total stockholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) income (including net income, operating income and net operating income), (i) operating profit (including net operating profit), (j) margins (including gross or operating margin), (k) market share, (l) loan volume, (m) overhead or other expense reduction, (n) charge-off levels, (o) deposit growth, (p) operating efficiency, (q) economic value added, (r) customer or employee satisfaction, (s) debt reduction, (t) capital targets, (u) consummation of acquisitions, dispositions, projects or other specific events or transactions, (v) liquidity, (w) capital adequacy, (x) ratio of nonperforming to performing assets, (y) ratio of common equity to total assets, or (z) regulatory compliance metrics. Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Account Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162- 27(e)(2)(i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude certain events that occur during a Performance Period including but not limited to: (i) amortization, depreciation or impairment of tangible or intangible assets, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs or reductions in force or early retirement programs, (v) any extraordinary, unusual, infrequently occurring or non-recurring items that may be defined in an objective and non-discretionary manner under or by reference to U.S. GAAP, accounting standards or other applicable accounting standards in effect from time to time and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the sale of investments or non-core assets; (vii) discontinued operations, categories or segments; (viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases.

iii. Adjustment of Performance Awards. Awards that are intended to qualify as Qualified Performance Awards may not be adjusted upward. The Committee may retain the discretion to adjust any Qualified Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

7. Director Awards

The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 7. Director Awards may consist of the forms of Award described in Paragraph 6, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Paragraph 6. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.

8. Award Payment; Dividends and Dividend Equivalents

a. General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

b. Dividends and Dividend Equivalents. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that any such dividends or Dividend Equivalents paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals shall be subject to the same restrictions and/or Performance Goals as applicable, as the underlying Stock Award.

9. Option Exercise

The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 9.

10. Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for the purpose of satisfying any tax liability must equal no more than the maximum amount of such tax liability. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of shares of Common Stock available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award.

12. Assignability

Unless otherwise determined by the Committee (or the Board in the case of Director Awards) and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 12 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

13. Adjustments

a. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (1) the number of shares of Common Stock reserved under this Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the Exercise Price or other price in respect of such Awards, (4) the Stock-Based Award Limits, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Award Limits to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

c. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

d. No adjustment or substitution pursuant to this Paragraph 13 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

14. Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

15. Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

16. Code Section 409A

a. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

b. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

c. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

17. Awards to Foreign Nationals and Employees Outside the United States

The Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

18. Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

19. Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

20. Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

21. Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

22. Effectiveness

This Plan, as approved by the Board on March 30, 2012 and amended on February 23, 2017, became effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Notwithstanding the foregoing, the amendment of this Plan, to the extent such amendment requires stockholder approval, is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s stockholders on or before June 22, 2017. To the extent the stockholders of the Company should fail to so approve such amendment of this Plan on or before such date, such amendment of this Plan shall not be of any force or effect.

IN WITNESS WHEREOF, SLM Corporation has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

SLM CORPORATION

By:
Title:
Date:

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25584-P83421	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain

1a. Paul G. Child	☐	☐	☐			For	Against	Abstain

1b. Carter Warren Franke	☐	☐	☐	1k. Robert S. Strong		☐	☐	☐

1c. Earl A. Goode	☐	☐	☐	1l. Kirsten O. Wolberg		☐	☐	☐
1d. Marianne M. Keler	☐	☐	☐	2. Advisory approval of SLM Corporation’s executive compensation.		☐	☐	☐
1e. Jim Matheson	☐	☐	☐	3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2017.		☐	☐	☐
1f. Jed H. Pitcher	☐	☐	☐	4. Approval of an amendment to the SLM Corporation 2012 Omnibus Incentive Plan and the material terms of the performance goals under the Plan.		☐	☐	☐
1g. Frank C. Puleo	☐	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
1h. Raymond J. Quinlan	☐	☐	☐	5. Advisory approval of the frequency future advisory votes on executive compensation.	☐	☐	☐	☐

1i. Vivian C. Schneck-Last	☐	☐	☐	NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.
1j. William N. Shiebler	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room. Attendees will be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

E25585-P83421

SLM CORPORATION

Annual Meeting of Stockholders

June 22, 2017 11:00 AM

Sallie Mae

300 Continental Drive

Newark, DE 19713

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Laurent C. Lutz, Richard M. Nelson, and Nicolas Jafarieh, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 22, 2017, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2, 3 AND 4, “1 YEAR” ON PROPOSAL 5, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN CERTAIN SLM CORPORATION 401(K) PLANS.

V.1.1